                                                                       Exhibit 3

                                TABLE OF CONTENTS

ARTICLE I:  OFFICES AND FISCAL YEAR...............................................................................1

   SECTION 1.01. REGISTERED OFFICE................................................................................1
   SECTION 1.02. FISCAL YEAR......................................................................................1

ARTICLE II:  NOTICE - WAIVERS - MEETINGS..........................................................................1

   SECTION 2.01. NOTICE, WHAT CONSTITUTES.........................................................................1
   SECTION 2.02. NOTICE OF MEETINGS OF BOARD OF DIRECTORS.........................................................2
   SECTION 2.03. NOTICE OF MEETINGS OF STOCKHOLDERS...............................................................2
   SECTION 2.04. ADVANCE NOTICE OF STOCKHOLDER NOMINATIONS AND OTHER BUSINESS.....................................2
   SECTION 2.05. WAIVERS OF NOTICE................................................................................5
   SECTION 2.06. EXCEPTION TO REQUIREMENTS OF NOTICE..............................................................5

ARTICLE III:  MEETINGS OF STOCKHOLDERS............................................................................6

   SECTION 3.01. PLACE OF MEETING.................................................................................6
   SECTION 3.02. ANNUAL MEETING...................................................................................6
   SECTION 3.03. SPECIAL MEETINGS.................................................................................6
   SECTION 3.04. QUORUM, MANNER OF ACTING AND ADJOURNMENT.........................................................6
   SECTION 3.05. ORGANIZATION AND CONDUCT OF MEETINGS.............................................................7
   SECTION 3.06. VOTING...........................................................................................8
   SECTION 3.07. VOTING LISTS.....................................................................................9
   SECTION 3.08. INSPECTORS OF ELECTION...........................................................................9

ARTICLE IV: PROCEDURES FOR ACTION BY WRITTEN CONSENT.............................................................10

   SECTION 4.01.     REQUEST FOR RECORD DATE.....................................................................10
   SECTION 4.02      FORM OF CONSENT.............................................................................11
   SECTION 4.03      DELIVERY OF CONSENT.........................................................................11

ARTICLE V: BOARD OF DIRECTORS....................................................................................12

   SECTION 5.01. POWERS..........................................................................................12
   SECTION 5.02. NUMBER..........................................................................................13
   SECTION 5.03. TERM OF OFFICE..................................................................................13
   SECTION 5.04. VACANCIES.......................................................................................13
   SECTION 5.05. RESIGNATIONS....................................................................................13
   SECTION 5.06. ORGANIZATION....................................................................................13
   SECTION 5.07. PLACE OF MEETING................................................................................14
   SECTION 5.08. REGULAR MEETINGS................................................................................14
   SECTION 5.09. SPECIAL MEETINGS................................................................................14
   SECTION 5.10.  QUORUM, MANNER OF ACTING AND ADJOURNMENT.......................................................14
   SECTION 5.11. COMMITTEES OF THE BOARD.........................................................................14
   SECTION 5.12. COMPENSATION OF DIRECTORS.......................................................................15
   SECTION 5.13. QUALIFICATIONS AND ELECTION OF DIRECTORS........................................................15
   SECTION 5.14. VOTING OF STOCK.................................................................................15
   SECTION 5.15. ENDORSEMENT OF SECURITIES FOR TRANSFER..........................................................16

ARTICLE VI:  OFFICERS............................................................................................16

   SECTION 6.01. NUMBER, QUALIFICATIONS AND DESIGNATION..........................................................16

   SECTION 6.02. ELECTION AND TERM OF OFFICE.....................................................................16
   SECTION 6.03. SUBORDINATE OFFICERS, COMMITTEES AND AGENTS.....................................................16
   SECTION 6.04. THE CHAIRMAN OF THE BOARD.......................................................................17
   SECTION 6.05. THE PRESIDENT...................................................................................17
   SECTION 6.06. THE SECRETARY...................................................................................17
   SECTION 6.07. THE TREASURER...................................................................................17
   SECTION 6.08. OFFICERS' BONDS.................................................................................18
   SECTION 6.09. SALARIES........................................................................................18

ARTICLE VII:  CERTIFICATES OF STOCK, TRANSFER, ETC...............................................................18

   SECTION 7.01.  FORM AND ISSUANCE..............................................................................18
   SECTION 7.02. TRANSFER........................................................................................19
   SECTION 7.03. LOST, STOLEN, DESTROYED OR MUTILATED CERTIFICATES...............................................19
   SECTION 7.04. RECORD HOLDER OF SHARES.........................................................................19
   SECTION 7.05. DETERMINATION OF STOCKHOLDERS OF RECORD.........................................................19

ARTICLE VIII:  GENERAL PROVISIONS................................................................................20

   SECTION 8.01. DIVIDENDS.......................................................................................20
   SECTION 8.02. CONTRACTS.......................................................................................20
   SECTION 8.03. CORPORATE SEAL..................................................................................20
   SECTION 8.04. CHECKS, NOTES, ETC..............................................................................20
   SECTION 8.05. CORPORATE RECORDS...............................................................................21
   SECTION 8.06. AMENDMENT OF BYLAWS.............................................................................21

                                     BY-LAWS

                                       OF

                                  LYDALL, INC.
                            (A DELAWARE CORPORATION)

                                    ARTICLE I

                             OFFICES AND FISCAL YEAR

         SECTION 1.01. REGISTERED OFFICE.

         The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware until otherwise established by resolution of the Board of Directors, and a certificate certifying the change is filed in the manner provided by statute.

         SECTION 1.02. FISCAL YEAR.

         The fiscal year of the corporation shall end on the 31st day of December in each year.

                                   ARTICLE II

                           NOTICE - WAIVERS - MEETINGS

         SECTION 2.01. NOTICE, WHAT CONSTITUTES.

         Whenever, under the provisions of the Delaware General Corporation Law ("DGCL") or the certificate of incorporation or these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to require personal notice, but such notice may be given in writing, by mail or by telegram (with messenger service specified), telex or TWX (with answerback received) or courier service, charges prepaid, or by telephone or facsimile transmission to the address (or to the telex, TWX, facsimile or telephone number) of the person appearing on the books of the corporation, or in the case of directors, supplied to the corporation for the purpose of notice. If the notice is sent by mail, telegram or courier service, it shall be deemed to be given when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of telex or TWX, when dispatched, or in the case of facsimile transmission, when received.

         SECTION 2.02. NOTICE OF MEETINGS OF BOARD OF DIRECTORS.

         Notice of a regular meeting of the Board of Directors need not be given. Notice of every special meeting of the Board of Directors shall be given to each director in person or by telephone or in writing at least 24 hours (in the case of notice in person or by telephone, telex, TWX or facsimile transmission) or 48 hours (in the case of notice by telegram, courier service or express mail) or five days (in the case of notice by first class mail) before the time at which the meeting is to be held. Every such notice shall state the time and place of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board need be specified in a notice of the meeting.

         SECTION 2.03. NOTICE OF MEETINGS OF STOCKHOLDERS.

         Written notice of the place, date and hour of every meeting of the stockholders, whether annual or special, shall be given to each stockholder of record entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting. Every notice of a special meeting shall state the purpose or purposes thereof.

         SECTION 2.04. ADVANCE NOTICE OF STOCKHOLDER NOMINATIONS AND OTHER
                       BUSINESS.

         (a)       ANNUAL MEETINGS OF STOCKHOLDERS

                  (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Corporation's notice of meeting delivered pursuant to Section 2.03 of these Bylaws, (B) by and at the direction of the Board of Directors, or (C) by any stockholder for the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in clauses (2) and (3) of this paragraph (a) and who was a stockholder of record at the time such notice was delivered to the Secretary of the Corporation.

                  (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to paragraph (a)(1)(C) above, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; PROVIDED, HOWEVER, that in the event the date the annual meeting is called for is a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder to be timely must be so delivered not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or public announcement of the date of the Annual Meeting was made, whichever first occurs. In no event shall the public announcement of an adjournment or postponement of an Annual Meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

         (b) SPECIAL MEETINGS OF STOCKHOLDERS. Only such business shall be conducted at a special meeting of stockholders as shall have been described in the Corporation's notice of meeting given pursuant to Section 2.03 of these Bylaws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (1) by or at the direction of the Board of Directors or (2) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as are specified in the Corporation's Notice of Meeting, if the stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

         (c)      GENERAL

         (1) Only persons who are nominated in accordance with the procedures set forth in this Section 2.04 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this
Section 2.04. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section and, if any proposed nomination or business is not in accordance with this Section (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination is made solicits (or is part of a group which solicits), or fails to so solicit (as the case may be), proxies in support of such stockholder's nominee in compliance with such stockholder's representation as required by this Section), to declare that such defective proposal or nomination shall be disregarded. Any decision by the Chairman of the meeting shall be conclusive and binding upon all stockholders of the corporation for any purpose.

                  (2) For purposes of this Section 2.04, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act").

                  (3) Notwithstanding the foregoing provisions of this Section 2.04, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section. Nothing in this Section shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

         (d) CONTENTS OF STOCKHOLDER'S NOTICE FOR NOMINATIONS OF DIRECTORS. Any stockholder's notice required by this Section shall set forth as to each person whom the stockholder proposes to nominate for election or reelection as a Director (i) the name, age, business address and residence address of the person, (ii) the principal occupation and employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. Such stockholder's notice further shall set forth as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder and of such beneficial owner, as they appear on the Corporation's books, (ii) the class and number of shares of the capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, as to the stockholder giving the notice, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the Annual Meeting to nominate the person named in its notice, (v) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to elect the nominee and/or (2) otherwise solicit proxies from stockholders in support of such nomination, and
(vi) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of Directors pursuant to
Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serving as a Director if elected. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a Director of the Corporation.

         (e) CONTENTS OF STOCKHOLDER'S NOTICE FOR PROPOSED BUSINESS. Any stockholder's notice required by this Section shall set forth for each item of business that the stockholder proposes for consideration (i) a description of the business desired to be brought before the stockholder meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), (iii) the reasons for conducting such business at the stockholder meeting, (iv) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (v) any other information relating to the stockholder, the beneficial owner, or proposed business that would be required to be disclosed in a proxy statement or other filing in connection with solicitations of proxies relating to the proposed item of business pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. Such stockholder's notice further shall set forth as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and address of such stockholder as they appear on the Corporation's books and of such beneficial owner, (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owners, (iii) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) pursuant to which the proposals are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the Annual Meeting to propose the items of business set forth in the notice, (v) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal and/or (2) otherwise solicit from stockholders in support of such proposal, and (vi) any other information relating to such stockholder, beneficial owner, or proposed business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of such proposal pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. The Corporation may require the stockholder to furnish such other information as it may reasonably require to determine whether each proposed item of business is a proper matter for stockholder action.

         SECTION 2.05 WAIVERS OF NOTICE.

         (a) WRITTEN WAIVER. Whenever notice is required to be given under any provisions of the DGCL or the certificate of incorporation or these Bylaws, a written waiver, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice of such meeting.

         (b) WAIVER BY ATTENDANCE. Attendance of a person at a meeting, either in person or by proxy, shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened.

         SECTION 2.06. EXCEPTION TO REQUIREMENTS OF NOTICE.

         (a) GENERAL RULE. Whenever notice is required to be given, under any provision of the DGCL or of the certificate of incorporation or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given.

         (b) STOCKHOLDERS WITHOUT FORWARDING ADDRESSES. Whenever notice is required to be given, under any provision of the DGCL or the certificate of incorporation or these Bylaws, to any stockholder to whom (i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a 12 month period, have been mailed addressed to such person at his address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the corporation a written notice setting forth the person's then current address, the requirement that notice be given to such person shall be reinstated.

                                   ARTICLE III

                            MEETINGS OF STOCKHOLDERS

         SECTION 3.01. PLACE OF MEETING.

         All meetings of the stockholders of the corporation shall be held at such place within or without the State of Delaware as shall be designated by the Board of Directors in the notice of such meeting in accordance with Section 3.02 or 3.03.

         SECTION 3.02. ANNUAL MEETING.

         The Board of Directors may fix and designate the date and time of the annual meeting of the stockholders. At said meeting the stockholders then entitled to vote shall elect directors and shall transact such other business as may properly be brought before the meeting.

         SECTION 3.03. SPECIAL MEETINGS.

         Special meetings of the stockholders of the corporation may be called at any time by a majority of the Board of Directors. The Board of Directors shall have the sole power to determine the date, time and place of any Special Meeting of stockholders and the business to be transacted at such meeting. The Board of Directors shall have the sole power to set a record date for the determination of stockholders entitled to vote at any Special Meeting. Nothing contained in this Section 3.03 shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

         SECTION 3.04. QUORUM, MANNER OF ACTING AND ADJOURNMENT.

         (a) QUORUM. The holders of a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders except as otherwise provided by the DGCL, by the certificate of incorporation or by these Bylaws.

         (b) POSTPONEMENT, CANCELLATION AND ADJOURNMENT OF STOCKHOLDER MEETINGS. Any previously scheduled Annual or Special Meeting of the stockholders may be postponed, and any previously scheduled Annual or Special Meeting of the stockholders called by the Board may be canceled, by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.

         Any meeting of stockholders, Annual or Special, may be adjourned solely by the chair of the meeting from time to time to reconvene at the same or some other time, date and place. The stockholders present at a meeting shall not have authority to adjourn the meeting. Notice need not be given of any such adjourned meeting if the time, date and place thereof are announced at the meeting at which the adjournment is taken and if the adjournment is for not more than 30 days. If the time, date and place are not so announced, the Secretary of the Corporation shall give written notice of the time, date and place of the adjourned meeting not less than ten days prior to the date of the adjourned meeting.

         At any adjourned meeting at which a quorum is present, the stockholders may transact any business, which might have been transacted at the original meeting. Once a share is represented for any purpose at a meeting, it shall be present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. A new record date must be set if the meeting is adjourned in a single adjournment to a date more than 120 days after the original date fixed for the meeting. If after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting consistent with the new record date.

         (c) MANNER OF ACTING. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote at the meeting on the election of directors. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote and voting thereon shall be the act of the stockholders, unless the question is one upon which, by express provision of the applicable statute, the certificate of incorporation or these Bylaws, a different vote is required in which case such express provision shall govern and control the decision of the question. The stockholders present in person or by proxy at a duly organized meeting can continue to do business until adjournment, notwithstanding withdrawal of enough stockholders to leave less than a quorum.

         SECTION 3.05. ORGANIZATION AND CONDUCT OF MEETINGS.

         At every meeting of the stockholders, the Chairman of the Board, if there be one, or in the case of a vacancy in the office or absence of the Chairman of the Board, the President shall act as chairman, and the secretary, or, in the absence of the secretary, an assistant secretary or in the absence of the secretary and the assistant secretaries, a person appointed by the chairman, shall act as secretary. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be determined by the chair of the meeting and announced at the meeting. The Board of Directors may adopt by resolution such rules, regulations, and procedures for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chair of any meeting of stockholders shall have the exclusive right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present;
(iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

         SECTION 3.06. VOTING.

         (a) GENERAL RULE. Unless otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote, in person or by proxy, for each share of capital stock having voting power held by such stockholder.

         (b)      VOTING AND OTHER ACTION BY PROXY.

                  (1) A stockholder may execute a written document authorizing another person or persons to act for the stockholder as proxy. Such execution may be accomplished by the stockholder or the authorized officer, director, employee or agent of the stockholder signing such document or causing his or her signature to be affixed to such document by any reasonable means including, but not limited to, by facsimile signature. A stockholder may authorize another person or persons to act for the stockholder as proxy by transmitting or authorizing the transmission of a telegram, facsimile, telephone call, electronic mail, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission if such telegram, facsimile, telephone call, electronic mail, or other means of electronic transmission sets forth or is submitted with information from which it can be determined that the telegram, facsimile, telephone call, electronic mail, or other electronic transmission was authorized by the stockholder.

                  (2) No proxy shall be voted or acted upon after three years from its date unless the proxy provides for a longer period.

                  (3) A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

         SECTION 3.07. VOTING LISTS.

         The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting. The list shall be arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         SECTION 3.08. INSPECTORS OF ELECTION.

         (a) APPOINTMENT. All elections of directors shall be by written ballot; the vote upon any other matter need not be by ballot. In advance of any meeting of stockholders' the Board of Directors may appoint one or more inspectors, who need not be stockholders' to act at the meeting and to make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the person's best ability.

         (b) DUTIES. The inspectors shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

         (c) POLLS. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the Polls unless the Court of Chancery upon application by a stockholder shall determine otherwise.

         (d) RECONCILIATION OF PROXIES AND BALLOTS. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information transmitted in accordance with section 3.06, ballots and the regular books and records of the corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to subsection (b) shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that such information is accurate and reliable.

                                   ARTICLE IV

                    PROCEDURES FOR ACTION BY WRITTEN CONSENT

         SECTION 4.01.     REQUEST FOR RECORD DATE.

         (a) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the Board of Directors or as otherwise established under this Section 4.01. Any person seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the Secretary and delivered to the Corporation and signed by a stockholder of record, request that a record date be fixed for such purpose. The written notice shall contain at a minimum the information set forth in Section 4.01 (b) below. The Board of Directors shall have ten (10) days following the date of receipt of the notice to determine the validity of the request. Following the determination of the validity of the request, and (subject to Section 4.01(b) no later than ten (10) days after the date on which such request is received by the Corporation, the Board of Directors may fix a record date for such purpose which shall be no more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not precede the date such resolution is adopted. If the Board of Directors fails within ten (10) days after the date the Corporation receives such notice to fix a record date for such purpose, the record date shall be the day on which the first written consent is delivered to the Corporation in the manner described in
Section 4.03 below unless prior action by the Board of Directors is required under the General Corporation Law of the State of Delaware (the "GCL"), in which event the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

         (b) Any stockholder's notice required by this Section 4.01 shall describe each action that the stockholder proposes to take by consent. For each such proposal, the notice shall set forth (i) the text of the proposal (including the text of any resolutions to be adopted by consents and the language of any proposed amendment to the Bylaws of the Corporation), (ii) the reasons for soliciting consent for the proposal, (iii) any material interest in the proposal held by the stockholder and the beneficial owner, if any, on whose behalf the action is to be taken, and (iv) any other information relating to the stockholder, the beneficial owner, or the proposal that would be required to be disclosed in filings in connection with the solicitation of proxies or consents pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. To the extent the proposed action by consent involves the election of Directors, the notice shall set forth as to each person whom the stockholder proposes to elect as a Director (i) the name, age, business address, residence address and nationality of the person, (ii) the principal occupation and employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in filings required to be made in connection with solicitations of proxies or consents for the election of Directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. In addition to the foregoing, the notice shall set forth as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the notice is given (i) the name and address of such stockholder as they appear on the Corporation's books, and the name and address of such beneficial owner, (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a description of all arrangements or understandings between such stockholder and any other person or persons relating to the proposed action by consent, (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (1) deliver a proxy statement and/or consent solicitation statement to holders of at least the percentage of the Corporation's outstanding capital stock required to effect the action by consent either to solicit consents or to solicit proxies to execute consents, and/or (2) otherwise solicit proxies or consents from stockholders in support of the action to be taken by consent, and
(v) any other information relating to such stockholder and beneficial owner that would be required to be disclosed in filings required to be made in connection with solicitation of proxies or consents relating to the proposed action by consent pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. During the ten (10) day period following the date of the receipt of the notice required under Section 4.01(a), the Corporation may require the stockholder of record and/or beneficial owner requesting a record date for proposed stockholder action by consent to furnish such other information as it may reasonably require to determine the validity of the request for a record date.

         SECTION 4.02      FORM OF CONSENT.

         Every written consent purporting to take or authorize the taking of corporate action and/or related revocations (a "Consent") shall bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest date the Consent is delivered in the manner required by
Section 2.07, Consents signed by a sufficient number of stockholders to take such action are so delivered to the Corporation.

         SECTION 4.03      DELIVERY OF CONSENT.

         A Consent shall be delivered to the Corporation by delivery to its registered office in the State of Delaware or to the Secretary of the Corporation at the Corporation's principal place of business. Delivery to the Corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested.

         In the event of the delivery to the Corporation of a Consent, the Secretary of the Corporation shall provide for the safe-keeping of such Consent and shall promptly conduct such ministerial review of the sufficiency of the Consents and of the validity of the action to be taken by stockholder consent as the Secretary deems necessary or appropriate, including, without limitation, whether the holders of a number of shares having the requisite voting power to authorize or take the action specified in the Consent have given consent; PROVIDED, HOWEVER, that if the corporate action to which the Consent relates is the removal or replacement of one or more members of the Board of Directors, the Secretary of the Corporation shall promptly designate two persons, who shall not be members of the Board of Directors, to serve as Inspectors with respect to such Consent and such Inspectors shall discharge the functions of the Secretary of the Corporation under this Section 4.03. If after such investigation the Secretary or the Inspectors (as the case may be) shall determine that the Consent is valid and that the action therein specified has been validly authorized, that fact shall forthwith be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders, and the Consent shall be filed in such records, at which time the Consent shall become effective as stockholder action. In conducting the investigation required by this Section 4.03, the Secretary or the Inspectors (as the case may be) may, at the expense of the Corporation retain special legal counsel and any other necessary or appropriate professional advisors, and such other personnel as they may deem necessary or appropriate to assist them, and shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.

         No action by written consent without a meeting shall be effective until such date as the Secretary or the Inspectors (as the case may be) certify to the Corporation that the Consents delivered to the Corporation in accordance with this Section 4.03 represent at least the minimum number of votes that would be necessary to take the action. To the extent the proposed action by consent involves the election of Directors, if such consent is less than unanimous, such action by written consent may be in lieu of holding an Annual Meeting only if all of the directorships to which Directors could be elected at an Annual Meeting held at the effective time of such action are vacant and are filled by such action.

         Nothing contained in Section 4.01, 4.02 or 4.03 shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any Consent or revocation thereof, whether before or after such certification by the Secretary or the Inspectors, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

                                    ARTICLE V

                               BOARD OF DIRECTORS

         SECTION 5.01. POWERS.

         All powers vested by law in the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors.

         SECTION 5.02. NUMBER.

         Subject to the provisions of the certificate of incorporation, the Board of Directors shall consist of such number of directors as may be determined from time to time by resolution adopted by a vote of a majority of the entire Board of Directors.

         SECTION 5.03. TERM OF OFFICE.

         Directors of the corporation shall hold office until the next annual meeting of stockholders and until their successors shall have been elected and qualified, except in the event of death, resignation or removal.

         SECTION 5.04. VACANCIES.

         (a) Vacancies resulting from an increase in the number of directorships shall be filled by a vote of the majority of the shares entitled to vote in elections of Directors. Vacancies resulting from any other reason may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and a director so chosen shall hold office until the next annual election of the class for which such director shall have been elected and until a successor is duly elected and qualified. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

         SECTION 5.05. RESIGNATIONS.

         Any director may resign at any time upon written notice to the chairman, president or secretary of the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as shall be specified in the notice of resignation and, unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make it effective.

         SECTION 5.06. ORGANIZATION.

         At every meeting of the Board of Directors, the Chairman of the Board, if there be one, or, in the case of a vacancy in the office or absence of the Chairman of the

Board, one of the following officers present in the order stated: the president, the vice chairman, if one has been appointed, the vice presidents in their order of rank and seniority, or a chairman chosen by a majority of the directors present, shall preside, and the secretary, or, in the absence of the secretary, an assistant secretary, or in the absence of the secretary and the assistant secretaries, any person appointed by the chairman of the meeting, shall act as secretary.

         SECTION 5.07. PLACE OF MEETING.

         Meetings of the Board of Directors, both regular and special, shall be held at such place within or without the State of Delaware as the Board of Directors may from time to time determine, or as may be designated in the notice of the meeting.

         SECTION 5.08. REGULAR MEETINGS.

         Regular meetings of the Board of Directors shall be held without notice at such time and place as shall be designated from time to time by resolution of the Board of Directors.

         SECTION 5.09. SPECIAL MEETINGS.

         Special meetings of the Board of Directors shall be held whenever called by the Chairman or by a majority of the Directors.

         SECTION 5.10.  QUORUM, MANNER OF ACTING AND ADJOURNMENT.

         (a) GENERAL RULE. At all meetings of the board a majority of the total number of directors in office shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by the DGCL or by the certificate of incorporation. If a quorum is not present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

         (b) UNANIMOUS WRITTEN CONSENT. Unless otherwise restricted by the certificate of incorporation, these by-laws or the DGCL any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if all members of the board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board.

         (c) Members of the Board may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

         SECTION 5.11. COMMITTEES OF THE BOARD.

         (a) ESTABLISHMENT. The Board of Directors may, by resolution adopted by a majority of the entire board, establish one or more committees, each committee to consist of one or more directors. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee and the alternate or alternates, if any, designated for such member, the member or members of the committee present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member.

         (b) POWERS. Any such committee, to the extent provided in the resolution establishing such committee, shall have and may exercise all the power and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval or (ii) adopting, amending or repealing any By-law of the corporation. Such committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee so formed shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

         (c) COMMITTEE PROCEDURES. The term "Board of Directors" or "board," when used in any provision of these Bylaws relating to the organization or procedures of or the manner of taking action by the Board of Directors, shall be construed to include and refer to any committee of the board.

         SECTION 5.12. COMPENSATION OF DIRECTORS.

         Unless otherwise restricted by the certificate of incorporation, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

         SECTION 5.13. QUALIFICATIONS AND ELECTION OF DIRECTORS.

         (a) All directors of the corporation shall be natural persons of full age, but need not be residents of Delaware or stockholders of the corporation. Except in the case of vacancies, directors shall be elected by the stockholders

         (b) Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors.

         (c) Nominations of persons for election to the Board of Directors of the corporation may also be made by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in Section 2.04

         SECTION 5.14. VOTING OF STOCK.

         Unless otherwise ordered by the Board of Directors, each of the Chairman of the Board, the president, and the principal accounting officer (as identified in the corporation's most recent report filed with the United States Securities and Exchange Commission) shall have full power and authority, on behalf of the corporation, to attend and to act and vote, in person or by proxy, at any meeting of the stockholders of any company in which the corporation may hold stock, and at any such meeting shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock which, as the owner thereof, the corporation might have possessed and exercised if present. The Board of Directors, by resolution adopted from time to time, may confer like powers upon any other person or persons.

         SECTION 5.15. ENDORSEMENT OF SECURITIES FOR TRANSFER.

         Each of the Chairman of the Board, the president, and the principal accounting officer shall have the power to endorse and deliver for sale, assignment or transfer certificates for stock, bonds or other securities, registered in the name of or belonging to the corporation, whether issued by the corporation or by any other corporation, government, state or municipality or agency thereof, and the Board of Directors from time to time may confer like power upon any other officer, agent or person by resolution adopted from time to time. Every such endorsement shall be countersigned by the treasurer or an assistant treasurer.

                                   ARTICLE VI

                                    OFFICERS

         SECTION 6.01. NUMBER, QUALIFICATIONS AND DESIGNATION.

         The officers of the corporation shall be chosen by the Board of Directors and shall be a president, one or more vice presidents, a secretary, a treasurer, and such other officers as may be elected in accordance with the provisions of section 6.03 of this Article. Any number of offices may be held by the same person. Officers may, but need not, be directors or stockholders of the corporation. The Board of Directors may elect from among the members of the board a Chairman of the Board and a vice Chairman of the Board.

         SECTION 6.02. ELECTION AND TERM OF OFFICE.

         The officers of the corporation, except as elected by delegated authority pursuant to section 6.03 of this Article, shall be elected annually by the Board of Directors, and each such officer shall hold office for a term of one year and until a successor is elected and qualified, or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation.

         SECTION 6.03. SUBORDINATE OFFICERS, COMMITTEES AND AGENTS.

         The Board of Directors may from time to time elect such other officers and appoint such committees, employees or other agents as it deems necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are provided in these Bylaws, or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

         SECTION 6.04. THE CHAIRMAN OF THE BOARD.

         The Chairman of the Board shall preside at all the meetings of the stockholders and of the Board of Directors, and shall have general supervision over the business and operations of the corporation, subject, however, to the control of the Board of Directors, and shall perform all duties incidental to his or her office which may be required by law and all such other duties as are properly required of him or her by the Board of Directors. He or She shall make reports to the Board of Directors and the stockholders, and shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect. In the absence or disability of the President, the Chairman shall perform the duties of and have the authority of the President.

         SECTION 6.05. THE PRESIDENT.

         The president shall, subject to the chairman, be the most senior executive, the Chief Executive Officer, of the corporation and shall assist the Chairman of the Board in the administration and operation of the corporation's business and general supervision of its policies and affairs. The president shall, in the absence of or because of the inability to act of the Chairman of the Board, perform all duties of the Chairman of the Board and preside at all meetings of stockholders and of the Board of Directors. The president shall perform such other duties as may from time to time be assigned to him by the Board of Directors or by the Chairman of the Board.

         SECTION 6.06. THE SECRETARY.

          The secretary, or an assistant secretary, shall attend all meetings of the stockholders and of the Board of Directors and shall record the proceedings of the stockholders and of the directors in a book or books to be kept for that purpose; shall see that notices are given and records and reports properly kept and filed by the corporation as required by law; shall be the custodian of the seal of the corporation and see that it is affixed to all documents to be executed on behalf of the corporation under its seal; and, in general, shall perform all duties incident to the office of secretary, and such other duties as may from time to time be assigned by the Board of Directors or the Chairman of the Board.

         SECTION 6.07. THE TREASURER.

         The treasurer, or an assistant treasurer, shall have or provide for the custody of the funds or other property of the corporation; shall collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the corporation shall deposit all funds in his or her custody as treasurer in such banks or other places of deposit as the Board of Directors may from time to time designate; whenever so required by the Board of Directors, shall render an account showing his or her transactions as treasurer and the financial condition of the corporation; and, in general, shall discharge such other duties as may from time to time be assigned by the Board of Directors or the Chairman of the Board.

         SECTION 6.08. OFFICERS' BONDS.

          No officer of the corporation need provide a bond to guarantee the faithful discharge of the officer's duties unless the Board of Directors shall by resolution so require a bond in which event such officer shall give the corporation a bond (which shall be renewed if and as required) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of office.

         SECTION 6.09. SALARIES.

           The salaries of the officers and agents of the corporation elected by the Board of Directors shall be fixed from time to time by the Board of Directors.

                                   ARTICLE VII

                      CERTIFICATES OF STOCK, TRANSFER, ETC.

         SECTION 7.01.  FORM AND ISSUANCE.

         (a) ISSUANCE. The shares of the corporation shall be represented by certificates unless the Board of Directors shall by resolution provide that some or all of any class or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the corporation. Notwithstanding the adoption of any resolution providing for uncertificated shares, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by, the chairman or vice Chairman of the Board of Directors, or the president or vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary, representing the number of shares registered in certificate form.

         (b) FORM AND RECORDS. Stock certificates of the corporation shall be in such form as approved by the Board of Directors. The stock record books and the blank stock certificate books shall be kept by the secretary or by any agency designated by the Board of Directors for that purpose. The stock certificates of the corporation shall be numbered and registered in the stock ledger and transfer books of the corporation as they are issued.

         (c) SIGNATURES. Any of or all the signatures upon the stock certificates of the corporation may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer, transfer agent or registrar, before the certificate is issued, it may be issued with the same effect as if the signatory were such officer, transfer agent or registrar at the date of its issue.

         SECTION 7.02. TRANSFER.

         Transfers of shares shall be made on the share register or transfer books of the corporation upon surrender of the certificate therefor, endorsed by the person named in the certificate or by an attorney lawfully constituted in writing.

         SECTION 7.03. LOST, STOLEN, DESTROYED OR MUTILATED CERTIFICATES.

         The Board of Directors may direct a new certificate of stock or uncertificated shares to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or the legal representative of the owner, to give the corporation a bond sufficient to indemnify against any claim that may be made against the corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate or uncertificated shares.

         SECTION 7.04. RECORD HOLDER OF SHARES.

         The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

         SECTION 7.05. DETERMINATION OF STOCKHOLDERS OF RECORD.

         (a) MEETINGS OF STOCKHOLDERS. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting.

         (b) DIVIDENDS AND OTHER LAWFUL ACTION. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights of the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action (other then stockholder action by written consent), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         SECTION 8.01. DIVIDENDS.

         Subject to the restrictions contained in the DGCL and any restrictions contained in the certificate of incorporation, the Board of Directors may declare and pay dividends upon the shares of capital stock of the corporation.

         SECTION 8.02. CONTRACTS.

         Except as otherwise provided in these Bylaws, the Board of Directors may authorize any officer or officers including the chairman and vice Chairman of the Board of Directors, or any agent or agents, to enter into any contract or to execute or deliver any instrument on behalf of the corporation and such authority may be general or confined to specific instances. Any officer so authorized may, unless the authorizing resolution otherwise provides, delegate such authority to one or more subordinate officers, employees or agents, and such delegation may provide for further delegation.

         SECTION 8.03. CORPORATE SEAL.

         The corporation shall have a corporate seal, which shall have inscribed thereon the name of the corporation, the year of its organization and the word "Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

         SECTION 8.04. CHECKS, NOTES, ETC.

         All checks, notes and evidences of indebtedness of the corporation shall be signed by such person or persons as the Board of Directors may from time to time designate.

         SECTION 8.05. CORPORATE RECORDS.

         (a) EXAMINATION BY STOCKHOLDERS. Every stockholder shall, upon written demand under oath stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business, for any proper purpose, the stock ledger, list of stockholders, books or records of account, and records of the proceedings of the stockholders and directors of the corporation, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business. Where the stockholder seeks to inspect the books and records of the corporation, other than its stock ledger or list of stockholders, the stockholder shall first establish (1) that the stockholder has complied with the provisions of this section respecting the form and manner of making demand for inspection of such documents; and (2) that the inspection sought is for a proper purpose. Where the stockholder seeks to inspect the stock ledger or list of stockholders of the corporation and has complied with the provisions of this section respecting the form and manner of making demand for inspection of such documents, the burden of proof shall be upon the corporation to establish that the inspection sought is for an improper purpose.

         (b) EXAMINATION BY DIRECTORS. Any director shall have the right to examine the corporation's stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to the person's position as a director.

         SECTION 8.06. AMENDMENT OF BYLAWS.

         Except as otherwise provided herein, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted, if notice thereof is contained in the notice of the meeting, either (1) by majority vote of the stockholders at a duly organized annual or special meeting of stockholders or (2) by vote of a majority of the entire Board of Directors at any regular or special meeting of directors.